EXHIBIT 99.1
ASSURANCEAMERICA CORPORATION ANNOUNCES SEPTEMBER 2006 RESULTS SHOWING CONTINUING PROFITS
ATLANTA—(BUSINESS WIRE)—November 6, 2006—Atlanta-based ASSURANCEAMERICA CORPORATION (OTC BB: ASAM), today announced its unaudited financial results for September 2006 and the nine and three months ended September 30, 2006.
Revenues for the month of September 2006 increased 23% to $4.3 million, compared to $3.5 million for the same month of 2005. Revenues for the three-month period ended September 30, 2006 increased 32% to $13.1 million, compared with $9.9 million for the same period of 2005. Revenues for the nine months of 2006 increased 60 to $41.5 million, compared with $26.0 million for the same period of 2005.
Pretax earnings decreased 70% for the month of September 2006 to $183,000, compared to $602,000 in September 2005. Prior year pretax earnings included a quarter-end adjustment of approximately $200,000 which, by comparison with the current year, is now recorded on a monthly basis. The Company increased pretax earnings 10% for the three-month period ended September 30, 2006 to $0.9 million, compared with $0.8 million in the same period last year. The Company increased pretax earnings 39% for the first nine months of 2006 to $2.6 million, compared with $1.8 million in the same period last year.
Net income for the month of September decreased 62% to $230,000, compared with $602,000 in the same period of 2005. Prior year net income included a quarter-end adjustment of approximately $200,000 which, by comparison with the current year, is now recorded on a monthly basis. Net income for the three-month period ended September 30, 2006 increased 2% to $783,000, compared with $772,000 for the same period of 2005. Net income for the first nine months increased 6% to $1.9 million, compared with $1.8 million for the same period of 2005. Net income in 2005 reflected no provision for income taxes as the Company was able to fully utilize net operating tax loss carry forwards.
Gross Premiums Produced (a non-GAAP financial measure), which includes gross written premium in the Carrier/MGA’s underwriting operations plus premiums for policies sold in the retail Agency subsidiary, increased 11% from $9.9 million in September 2005 to $11.0 million in September 2006. Gross Premiums Produced increased 18% from $28.8 million for the three months ended September 30, 2005 to $34.2 million for the same period of 2006. Gross Premiums Produced increased 42% from $81.9 million for the nine months ended September 30, 2005 to $116.1 million for the same period of 2006. Gross Premiums Produced is used by management as the primary measure of the underlying growth of the Company’s revenue streams from period to period.
In announcing September’s and year-to-date results, Lawrence (Bud) Stumbaugh, President and CEO of AssuranceAmerica Corporation said, “Recent rate increases we filed, and that were approved in all the states where our Carrier/MGA writes, somewhat slowed our revenue growth. That’s not all bad as we don’t ever want to be a commodity bought on the basis of price alone. We’ve also added some expenses to strengthen our foundation so we can expand into other states at the end of this year and early into 2007. This negatively impacted the profit increases we are used to seeing each month. Nonetheless, we take great pride in 2006 year to date pre-tax earnings of $2.6 million when the same nine months a year earlier generated $1.8 million. We are headed for our best year ever and are making the right investments to enable us to improve in future periods.”
AssuranceAmerica focuses on the non-standard automobile insurance marketplace, primarily in Alabama, Florida, Georgia, South Carolina, and Texas. Its principal operating subsidiaries are TrustWay Insurance Agencies, LLC (“Agency”), which sells personal automobile insurance policies through its 45 retail agencies, AssuranceAmerica Managing General Agency, LLC (“MGA”), and AssuranceAmerica Insurance Company (“Carrier”).

This press release includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, as discussed in the Company’s filings with the U.S. Securities Exchange Commission (SEC). Historical results are not indicative of future performance.
ASSURANCEAMERICA CORPORATION
(Unaudited) CONSOLIDATED BALANCE SHEETS
September 30, 2006 and December 31, 2005

	September 30, 2006	December 31, 2005
Assets

Cash and cash equivalents	$5,470,746	$8,668,827
Short term investments and other invested assets	900,350	120,000
Long term investments, available for sale at fair value	13,528,382	8,419,835
Investment income due and accrued	178,969	81,150
Receivable from insured	19,100,835	13,821,477
Reinsurance recoverable (including $4,731,970 and $4,213,187 on paid losses)	21,059,684	14,790,099
Prepaid reinsurance premiums	14,730,805	11,211,270
Deferred acquisition costs	889,956	798,539
Property and equipment (net of accumulated depreciation of $2,013,797 and $1,606,200)	2,112,994	1,400,667
Other receivables	2,819,299	1,674,184
Prepaid expenses	416,712	161,415
Intangibles (net of accumulated amortization of $1,700,818 and $1,398,244)	11,028,971	7,359,850
Security deposits	99,961	75,072
Prepaid income taxes	172,030	—
Deferred tax assets	372,615	—
Other assets	375,703	378,758

Total assets	$93,258,012	$68,961,143

Liabilities and Stockholders’ Equity

Accounts payable and accrued expenses	$5,815,860	$4,802,223
Unearned premium	21,691,636	16,574,473
Unpaid losses and loss adjustment expenses	23,325,306	15,109,874
Reinsurance payable	16,925,355	10,238,081
Provisional commission reserve	2,033,347	1,704,379
Notes payable	6,113,464	5,568,535
Dividends payable	84,000	—
Debentures payable	4,805,185	4,800,185
Capital lease obligations	286,157	220,155

Total liabilities	81,080,310	59,017,905

Stockholders’ equity

Common stock, .01 par value (authorized 120,000,000 and 80,000,000; outstanding 56,072,971 and 51,167,321)	560,730	511,673
Preferred stock, .01 par value (authorized 5,000,000, outstanding 840,000 and 1,266,000)	8,400	12,660
Surplus-paid in	16,230,513	15,678,015
Accumulated deficit	(4,652,661)	(6,259,110)
Accumulated other comprehensive (loss) income:
Net unrealized (loss) gain on investment securities	30,720	—

Total stockholders’ equity	12,177,702	9,943,238

Total liabilities and stockholders’ equity	$93,258,012	$68,961,143

ASSURANCEAMERICA CORPORATION
(Unaudited) CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2006 and 2005

	Three Months		Nine Months
	2006	2005	2006	2005
Revenue:
Gross premiums written	$18,334,710	$15,186,281	$53,839,302	$35,763,663
Gross premiums ceded	(12,530,148)	(10,258,321)	(36,609,876)	(24,279,794)
Net premiums written	5,804,562	4,927,960	17,229,426	11,483,869
Decrease (increase) in unearned premiums, net of prepaid reinsurance premiums	(600,836)	(1,423,800)	(1,597,628)	(2,457,869)
Net premiums earned	5,203,726	3,504,160	15,631,798	9,026,000
Commission income	5,251,593	4,517,482	17,676,337	12,285,770
Managing general agent fees	2,308,140	1,632,912	7,163,620	3,858,543
Net investment income	215,447	90,149	520,659	128,982
Other fee income	148,298	170,564	498,663	566,984

Total revenue	13,127,204	9,915,267	41,491,077	25,866,279

Expenses:
Losses and loss adjustment expenses	3,359,596	2,298,469	11,371,346	5,946,922
Selling expenses	4,589,521	3,891,711	15,029,042	10,434,211
General and administrative expenses	3,767,109	2,728,813	10,951,784	6,940,860
Depreciation and amortization expense	269,420	96,713	710,171	282,452
Interest expense	289,823	127,750	866,372	421,106

Total operating expenses	12,275,469	9,143,456	38,928,715	24,025,551

Income before provision for income tax expense	851,735	771,811	2,562,362	1,840,728
Income tax provision	68,428	—	618,715	—

Net income	783,307	771,811	1,943,647	1,840,728

Dividends on preferred stock	84,000	126,600	337,200	379,800

Net income attributable to common stockholders	$699,307	$645,211	$1,606,447	$1,460,928

Earnings per common share
Basic	0.013	0.013	0.030	0.029
Diluted	0.011	0.010	0.026	0.023
Weighted average shares outstanding-basic	54,857,778	50,434,801	52,779,929	50,183,303
Weighted average shares outstanding-diluted	64,470,290	63,589,401	62,392,441	63,337,903

ASSURANCEAMERICA CORPORATION
(Unaudited) CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2006 and 2005

	2006	2005
Cash flows from operating activities:
Net income	$1,943,647	$1,840,728

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	710,171	282,452
Stock-based compensation	233,572	—
Changes in assets and liabilities:
Receivables	(6,424,473)	(8,087,866)
Prepaid expenses and other assets	(277,131)	(272,254)
Unearned premiums and other payables	5,117,163	7,646,406
Unpaid loss and loss adjustment expenses	8,215,432	2,252,346
Ceded reinsurance payable	6,687,274	4,381,573
Reinsurance recoverable	(6,269,585)	(2,090,013)
Prepaid reinsurance premiums	(3,519,535)	(5,188,536)
Accounts payable and accrued expenses	1,013,639	1,565,433
Prepaid income taxes	(172,030)	—
Deferred tax assets	(372,615)	—
Deferred acquisition costs	(91,417)	(352,075)
Provisional commission reserve	328,968	114,238

Net cash provided by operating activities	7,123,080	2,092,432

Cash flows from investing activities:
Purchases of property and equipment	(1,119,924)	(344,987)
Acquisitions of agencies	(3,971,695)	—
Purchases of investments and accrued investment income	(5,955,996)	(364,585)

Net cash used by investing activities	(11,047,615)	(709,572)

Cash flows from financing activities:
Proceeds (repayments) of debt, net	549,929	(1,484,319)
Preferred dividends paid	(253,200)	(253,200)
Proceeds (repayments) of capital lease obligations, net	66,002	—
Stock issued	363,723	4,212,775

Net cash provided by financing activities	726,454	2,475,256

Net (decrease) increase in cash and cash equivalents	(3,198,081)	3,858,116
Cash and cash equivalents, beginning of period	8,668,827	7,059,188

Cash and cash equivalents, end of period	$5,470,746	$10,917,304

Please refer to our full 10QSB filing and the related Notes to Financial Statements
Contacts
AssuranceAmerica Corporation, Atlanta
Renee A. Pinczes, 770-952-0200 Ext. 105
Fax: 770-984-0173
rpinczes@aainsco.com

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